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                                                                    EXHIBIT g(5)

[AIM LOGO APPEARS HERE]
--Registered Trademark--

P.O. Box 4333
Houston, TX 77210-4333
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173
713-626-1919

A I M Management Group Inc.


August 30, 2000

Mr. Ira Rosner
The Bank of New York
Relationship Manager
100 Church Street
10th Floor
New York, N.Y. 10286

Mr. Rosner:

Pursuant to Resolutions adopted by the Board of Trustees of AIM Investment Securities Funds ("AISF"), a Delaware business trust, AISF, on behalf of its AIM Money Market Fund portfolio, is changing custodians from State Street Bank and Trust Company to The Bank of New York ("BONY"). This change in custodians will occur at a date to be determined in conjunction with BONY (the "Closing Date").

Pursuant to Article XVII, number 5 of the BONY Custodian Contract of June 16, 1987, as further amended and supplemented on October 15, 1993 (the "Contract"), AISF hereby requests that, as of the close of business on the Closing Date, you act under the terms of the Contract, including the fee schedule relating thereto, as Custodian for AIM Money Market Fund.

AISF hereby further requests that you agree that the obligations of the AIM Money Market Fund under the Contract shall not be binding upon any of AISF's trustees, shareholders, nominees, officers agents, or employees of AISF personally, but shall be binding only upon the assets and property of AISF to which such obligations relate.

Please sign and return the enclosed copy of this letter to indicate your agreement to the change in custodian described above, and your waiver of any notice requirement under the Agreement.

This letter may be executed in counterparts.

Very truly yours,

AIM INVESTMENT SECURITIES FUNDS


By: /s/ CAROL F. RELIHAN
   ----------------------------
Name:   Carol F. Relihan
Title:  Senior Vice President
Date:   08/30/00
     ---------------------


ACCEPTED AND AGREED:

The BANK OF NEW YORK



By: /s/ JORGE E. RAMOS
   ---------------------------
   Name: Jorge E. Ramos
   Title: Vice President
   Date: